Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL

INFORMATION

The accompanying unaudited pro forma condensed combined financial statements present the pro forma combined financial position and results of operations of the combined company based upon the historical financial statements of Crown Castle and Global Signal, after giving effect to the merger and adjustments described in the accompanying footnotes, and are intended to reflect the impact of the Global Signal merger on Crown Castle. The accompanying unaudited pro forma condensed combined financial statements are based upon the historical financial statements and have been developed from the (i) audited consolidated financial statements of Crown Castle contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and (ii) audited consolidated financial statements of Global Signal contained herein on this Form 8-K for the year ended December 31, 2006. The unaudited pro forma condensed combined financial statements are prepared using the purchase method of accounting, with Crown Castle treated as the acquirer and as if the merger with Global Signal had been consummated on December 31, 2006 for purposes of preparing the unaudited condensed combined balance sheet as of December 31, 2006 and on January 1, 2006 for purposes of preparing the unaudited condensed combined statement of operations for the year ended December 31, 2006.

Crown Castle is in the process of obtaining the third-party valuation of certain of Global Signals assets and liabilities, including property and equipment and intangibles assets. Given the size and timing of the Global Signal merger, the amount of certain assets and liabilities presented are based on preliminary valuations and are subject to adjustment as additional information is obtained and the third-party valuation is finalized. The primary areas of the purchase price allocation that are not finalized relate to fair values of property and equipment, intangibles, restructuring and merger related liabilities, other liabilities, goodwill and the related tax impact of adjustments to these areas of the purchase price allocation. However, as indicated in note (a) to the unaudited pro forma condensed combined financial statements, Crown Castle has made certain adjustments to the December 31, 2006 historical book values of the assets and liabilities of Global Signal to reflect certain preliminary estimates of the fair values necessary to prepare the unaudited pro forma condensed combined financial statements. Any excess purchase price over the historical net assets of Global Signal, as adjusted to reflect estimated fair values, has been recorded as goodwill. Actual results may differ from these unaudited pro forma condensed combined financial statements once Crown Castle has determined the final purchase price for Global Signal and has completed the valuation studies necessary to finalize the required purchase price allocations. There can be no assurance that such finalization will not result in material changes.

The accompanying unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations of the consolidated financial position of Crown Castle would have been had the Global Signal merger occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position. The unaudited pro forma condensed combined financial statements do not include the realization of potential cost savings from operating efficiencies or restructuring costs anticipated to result from the Global Signal merger. The unaudited pro forma condensed combined statement of operations does not include the tax benefit expected to be realized by the legacy entities of Crown Castle after the Global Signal merger. The unaudited pro forma condensed combined financial statements should be read in conjunction with the separate historical consolidated financial statements and accompanying notes of Crown Castle and Global Signal.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of December 31, 2006

(In thousands)

	Crown Castle	Global Signal	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$592,716	$60,690	$(550,011)	(a10)	$103,395
Restricted cash	115,503	34,218	—		149,721
Receivables, net	30,774	4,376	—		35,150
Prepaid expenses and other current assets	61,034	55,232	—		116,266

Total current assets	800,027	154,516	(550,011)		404,532
Restricted cash	5,000	—	—		5,000
Available-for-sale securities	154,955	—	—		154,955
Property and equipment, net	3,246,446	1,656,855	325,959	(a2)	5,229,260
Goodwill	391,448	10,610	1,555,464	(a4)	1,957,522
Other intangible assets	225,295	407,161	2,057,639	(a3)	2,690,095
Deferred site rental receivable and other assets	182,997	38,557	(35,374)	(a6)	186,180

	$5,006,168	$2,267,699	$3,353,677		$10,627,544

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$18,545	$10,390	$29,700	(a7)	$58,635
Deferred rental revenues and accrued liabilities	182,250	65,664	—		247,914

Total current liabilities	200,795	76,054	29,700		306,549
Long-term debt, less current maturities	3,513,890	1,843,825	(12,181)	(a8)	5,345,534
Other liabilities	191,849	70,608	(50,832)	(a9)	211,625
Deferred tax liabilities	1,430	73	290,223	(a5)	291,726

Total liabilities	3,907,964	1,990,560	256,910		6,155,434

Commitments and contingencies
Minority interests	29,052	—	—		29,052
Redeemable preferred stock	312,871	—	—		312,871
Stockholders’ equity:
Common stock	2,021	702	279	(a1)	3,002
Additional paid-in capital	2,873,858	376,582	2,996,343	(a1)	6,246,783
Treasury stock	—	(1,463)	1,463	(a1)	—
Accumulated other comprehensive income	65,000	28,084	(28,084)	(a1)	65,000
Accumulated deficit	(2,184,598)	(126,766)	126,766	(a1)	(2,184,598)

Total stockholders’ equity	756,281	277,139	3,096,767		4,130,187

	$5,006,168	$2,267,699	$3,353,677		$10,627,544

See notes to Unaudited Pro Forma Condensed Combined Financial Statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year ended December 31, 2006

(In thousands, except per share amounts)

	Crown Castle	Global Signal	Pro Forma Adjustments		Pro Forma Combined
Net revenues:
Site rental	$696,724	$495,955	$11,350	(d1)	$1,204,029
Network services and other	91,497	—	—		91,497

	788,221	495,955	11,350		1,295,526
Operating expenses:
Costs of operations (exclusive of depreciation, amortization and accretion):
Site rental	212,454	221,213	(1,767)	(d2)	431,900
Network services and other	60,507	—	—		60,507
General and administrative	107,086	65,460	3,067	(b5)	175,613
Integration costs	1,503	446	—		1,949
Depreciation, amortization and accretion	285,244	175,210	(31,753)	(b1)
			15,458	(b2)
			123,240	(b3)	567,399

Operating income (loss)	121,427	33,626	(96,895)		58,158
Other income (expense):
Interest and other income (expense)	(7,472)	(15,327)	—		(22,799)
Interest expense and amortization of deferred financing costs	(162,328)	(99,867)	(1,259)	(b4)
			(3,771)	(c )	(267,225)

Loss from continuing operations before income taxes and minority interests	(48,373)	(81,568)	(101,925)		(231,866)
Benefit (provision) for income taxes	(843)	(54)	64,223	(e )	63,326
Minority interests	1,666	—	—		1,666

Net loss from continuing operations	(47,550)	(81,622)	(37,702)		(166,874)

Dividends on preferred stock, net of purchases of preferred stock	(20,806)	—	—		(20,806)

Net loss from continuing operations after dividends on preferred stock	$(68,356)	$(81,622)	$(37,702)		$(187,680)

Loss per common share from continuing operations	$(0.33)				$(0.62)

Weighted average common shares outstanding— basic and diluted (in thousands)	207,245		98,049	(f )	305,294

See notes to Unaudited Pro Forma Condensed Combined Financial Statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS

(a)	Preliminary Purchase Price Allocation

The pro forma condensed balance sheet has been adjusted to reflect the preliminary allocation of the purchase price to identifiable net assets acquired and the excess purchase price to goodwill. The purchase price allocation within these unaudited pro forma condensed combined financial statements is based upon a purchase price of approximately $4.0 billion, exclusive of the assumption of approximately $1.8 million of debt, and inclusive of the fair value of the common stock issued, the cash consideration, the fair value of Global Signal warrants and restricted common stock assumed and estimated transaction costs. The fair value of the common stock and restricted common stock issued was determined using a value of $34.20 per share, which represents the average closing price of Crown Castle common stock for the five day period comprised of the two days prior to, including and two days subsequent to the signing of the merger agreement and the public announcement of the merger. The fair value of the warrants was determined using a Black-Scholes valuation model. The preliminary consideration calculation used as a basis for the pro forma condensed balance sheet is as follows:

	Common Shares (stated value $.01 share)	Capital in Excess of Par Value	Total
	(In thousands of dollars)
Issuance of Crown Castle common stock to Global Signal stockholders (98.1 million Crown Castle shares at $34.20) (a1)	$981	$3,352,294	$3,353,275
Cash consideration (a10)			550,011
Estimated Crown Castle transaction costs (a7)			29,700
Fair value of warrants assumed (a1)			18,391
Fair value of restricted stock assumed (a1)			2,240

Total consideration			$3,953,617

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS

Crown Castle is in the process of completing an assessment of the fair value of assets and liabilities of Global Signal and the related business integration plans. Given the size and timing of the Global Signal merger, the amount of certain assets and liabilities presented are based on preliminary valuations and are subject to adjustment as additional information is obtained and the third-party valuation is finalized. The primary areas of the purchase price allocation that are not finalized relate to fair values of property and equipment, intangibles, restructuring and merger related liabilities, other liabilities, goodwill and the related tax impact of adjustments to these areas of the purchase price allocation. The table below represents a preliminary allocation of the total consideration to Crown Castle’s tangible and intangible assets and liabilities based on management’s preliminary estimate of their respective fair values as of the date of the merger.

		Total
		(In thousands)
(a1)	Elimination of Global Signal’s historical net book value	$277,139
(a2)	Adjustment to fair value property and equipment	325,959
(a3)	Elimination of Global Signal’s historical intangible assets	(407,161)
(a3)	Adjustment to fair value of intangible assets related to customer contracts, customer relationships and trademarks	2,464,800
(a4)	Elimination of Global Signal’s historical goodwill	(10,610)
(a4)	Residual goodwill created from the merger	1,566,074
(a5)	Adjustment to deferred tax asset (liability) for net impact of purchase accounting adjustments	(290,223)
(a6)	Elimination of Global Signal’s historical deferred rent asset	(35,374)
(a8)	Adjustment to fair value long-term debt	12,181
(a9)	Elimination of Global Signal’s historical deferred ground lease liability	50,832

		$3,953,617

The estimated residual goodwill created from the merger has decreased by approximately $290.5 million from the amount reported in the pro forma condensed combined financial statements included in Crown Castle’s Registration Statement Form S-4 No. 333-138450 (“Registration Statement”), primarily due to (i) an $714.8 million increase in the adjustment to fair value of intangible assets related to customer contracts, customer relationships and trademarks and (ii) a $339.0 million decrease in the adjustment to fair value of property and equipment from the adjustments reported in the Registration Statement as a result of preliminary third party valuation information. Upon completion of the fair value assessment, Crown Castle anticipates that the ultimate purchase price allocation will differ from the preliminary assessment outlined above. Any changes to the initial estimates of the fair value of the assets and liabilities will be recorded as adjustments to those assets and liabilities and residual amounts will be allocated to goodwill.

Crown Castle is in the process of obtaining the third-party valuation of certain of Global Signal’s assets and liabilities, including property and equipment and intangibles assets. Crown Castle has estimated the fair value of Global Signal’s property and equipment and intangible assets based on preliminary third party valuation information. For purposes of computing pro forma depreciation expense, an average remaining life of twenty years has been estimated for Global Signal wireless towers. The fair value adjustment to identifiable intangible assets other then trademarks are being amortized over an estimated useful life of twenty years.

Crown Castle has estimated the fair value for customer contracts, customer relationships and trademarks based on preliminary third-party valuation information. For perspective, a 10% change in the allocation between these intangible assets and goodwill would result in a change in amortization expense, with a corresponding annual change, net of tax, in net income (loss) of approximately $8.0 million or $0.03 per share.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS

Deferred income tax impacts as a result of purchase accounting adjustments are estimated at the Crown Castle statutory rate for periods presented, which represents our best estimate of Crown Castle statutory income tax rates for all tax jurisdictions. Included in the deferred income tax purchase accounting adjustments is the impact of the reversal of Crown Castle’s federal valuation allowance totaling $286,500,000, as a result of recording deferred tax liabilities in purchase accounting.

(b)	Condensed Combined Statements of Operations Adjustment Related to the Allocation of the Purchase Price

The unaudited pro forma condensed combined statements of operations have been adjusted to reflect:

(b1)	the elimination of Global Signal’s historical intangible asset amortization due to the elimination of Global Signal’s historical intangible assets. See note (a3).

(b2)	the increase in depreciation expense resulting from the fair value adjustments to Global Signal’s property and equipment. See note (a2).

(b3)	the increase in amortization expense resulting from the fair value of Global Signal’s intangible assets related to customer contracts, customer relationships and trademarks. See note (a3).

(b4)	the elimination of Global Signal’s historical debt issue cost and interest rate swap amortization, due to the elimination of Global Signal’s historical intangible assets and the fair value adjustment to debt. See notes (a3) and (a8).

(b5)	the increase in general and administrative expense resulting from the fair value adjustment to Global Signal’s restricted stock assumed. See notes (a1).

See note (a) for a discussion of the impact of potential changes in estimates related to the allocation of the purchase price.

(c)	Condensed Combined Statements of Operations Adjustment Related to Fair Value of Long-Term Debt

The unaudited pro forma condensed combined statements of operations have been adjusted to reflect higher interest expense due to the adjustment of Global Signal’s long-term debt to fair value. See note (a8). The difference between the fair value and the face amount of each borrowing is amortized as an increase in interest expense over the remaining expected term of the borrowings.

(d)	Condensed Combined Statements of Operations Adjustment Related to Non-Cash Straight-Line Revenue and Non-Cash Straight-Line Expense

The unaudited pro forma condensed combined statements of operations have been adjusted to reflect:

(d1)	non-cash straight-line revenue associated with contractual fixed escalations. See note (a6).

(d2)	non-cash straight-line expense associated with contractual fixed escalations. See note (a9).

(e)	Condensed Combined Statements of Operations Adjustment Related to Income Taxes

The unaudited pro forma condensed combined statements of operations have been adjusted to (i) reflect aggregate pro forma income tax effect of notes (b), (c), and (d) above using combined statutory rates, and (ii) to reflect the change in the tax status of Global Signal. The unaudited pro forma condensed combined statement of operations has not been adjusted to reflect any changes to income taxes for the historical Crown Castle statement of operations. After the Global Signal merger, we expect the legacy entities of Crown Castle will also record income tax expense (benefits) at federal statutory rates as a result of reversing Crown Castle’s federal valuation allowance as a result of recording deferred tax liabilities in purchase accounting.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS

(f)	Loss Per Common Share Adjustment

Pro forma combined basic and diluted net loss per common share from continuing operations is based on the combined weighted average shares outstanding after conversion of shares of Global Signal common stock into shares of Crown Castle common stock resulting from the merger and presented and calculated using the combined loss from continuing operations after dividends on preferred stock. Net loss per share calculations do not include potential common shares issuable pursuant to options and warrants as their effect is anti-dilutive.